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                                                                    EXHIBIT 24.7
                CONSENT OF UVEST FINANCIAL SERVICES GROUP, INC.
We hereby consent to the reproduction of our entire fairness opinion and the use of our firm's name in the Registration Statement on Form S-4 of NationsBank Corporation and the Prospectus-Proxy Statement of NationsBank Corporation and RHNB Corporation contained therein and to the references therein to our fairness opinion and to our firm.
                                         UVEST FINANCIAL SERVICES GROUP, INC.
                                         /s/           JOHN H. ROBISON
                                            JOHN H. ROBISON, CHAIRMAN
Charlotte, North Carolina
August 15, 1994